UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 20, 2015

First Financial Northwest, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-3365	26-0610707
State or other jurisdiction of Incorporation	Commission File Number	(I.R.S. Employer Identification No.)

201 Wells Avenue South, Renton, Washington		98057
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number (including area code) (425) 255-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

First Financial Northwest Bank (the “Bank”), the wholly owned operating subsidiary of First Financial Northwest, Inc. (the “Company”) entered into a Separation Agreement and General Release (“Agreement”) with Mr. Herman L. Robinson, the Bank’s Chief Credit Officer, on November 20, 2015 in connection with Mr. Robinson’s proposed retirement effective March 31, 2016 (the “Separation Date”).  The Agreement provides for certain terms related to Mr. Robinson’s separation from the Bank and the Company.  It is anticipated that on or after the Separation Date, Mr. Robinson will also enter into a Second Separation Agreement and General Release (“Second Agreement”) with the Bank.  The material terms of the Agreement and the Second Agreement are described below, which description is qualified by reference to a copy of the Agreement and the form of Second Agreement attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K.

As provided in the Agreement, on January 5, 2016, Mr. Robinson will resign as Chief Credit Officer and from all other positions he holds with the Bank, Company and their respective affiliates.  On January 6, 2016, Mr. Robinson will be employed by the Bank as Credit Administrator until the Separation Date (the “Limited Duty Period”).  During the Limited Duty Period, Mr. Robinson will not be required to work in the office and he will be available to provide any assistance with various matters to ensure a smooth transition.

During the Limited Duty Period as provided under the Agreement and in exchange for a general release of all claims, demands, damages, causes of action, attorney fees and expenses of whatever kind or nature, Mr. Robinson will be entitled to receive (i) his annual current salary on a pro-rated basis; (ii) an incentive payment for 2015 of $60,000 paid in a lump sum payment within seven days of January 5, 2016 as long as he remains as Chief Credit Officer through that date (subject to applicable tax and other withholdings); (iii) reimbursement for attorney’s fees incurred in connection with the review of the Agreement and the Second Agreement; and (iv) continued participation in the Bank’s and the Company’s benefit plans and programs.

The Second Agreement provides for certain waivers and releases with substantially the same terms as Section 2.7 of the Agreement.

The First Agreement and Second Agreement contain customary confidentiality, non-disparagement, cooperation, non-compete, non-solicitation, and release and waiver of claims provisions.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits

The following exhibit is being furnished herewith and this list shall constitute the exhibit index:

10.1	Separation Agreement and General Release between Herman L. Robinson and First Financial Northwest Bank dated November 20, 2015
10.2	Form of Second Separation Agreement and General Release between Herman L. Robinson and First Financial Northwest Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST FINANCIAL NORTHWEST, INC.

DATE: November 25, 2015	By: /s/Joseph W. Kiley III
Joseph W. Kiley III
President and Chief Executive Officer